Exhibit 99.1

Cerus Corporation Announces Another Record Quarter and Reiterates Full Year 2022 Product Revenue Guidance Range

Second Quarter 2022 is Highest Product Revenue in Company History

Total Revenue of $47.6 Million Grew 26% YoY in the Second Quarter

Product Revenue of $41.0 Million Grew 30% YoY in the Second Quarter

Reiterating Full-Year 2022 Product Revenue Guidance Range of $160-165 Million

CONCORD, CA, August 4, 2022 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the second quarter ended June 30, 2022.

Recent developments and highlights include:

•	Second quarter 2022 total revenue of $47.6 million, reflecting a 26% increase over the prior year period. Total revenue was composed of (in thousands, except %):

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change	2022	2021	Change
Product revenue	$40,999	$31,484	30%	$78,443	$54,863	43%
Government contract revenue	6,632	6,279	6%	12,208	12,466	(2%)

Total revenue	$47,631	$37,763	26%	$90,651	$67,329	35%

•

As of the date of this release, the Company is reiterating its 2022 annual product revenue guidance range of $160 million to $165 million, representing a 22% to 26% increase over full-year 2021 reported product revenue.

•

Second quarter 2022 net loss attributable to Cerus Corporation of $8.4 million, or $0.05 per basic and diluted share, reflecting an improvement of $7.0 million over the prior year period of $15.4 million, or $0.09 per basic and diluted share, as a result of strong product revenue growth and expense management.

•

Non-GAAP Adjusted EBITDA for the second quarter of 2022 was negative $2.4 million, compared to negative $8.2 million during the prior year period. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

•	Cerus achieved cumulative sales for the INTERCEPT Blood System for platelets and plasma that have surpassed 12 million treatable doses globally since the products were first commercially launched.

•	The Company announced the appointment of Hua Shan, MD, PhD, Professor of Pathology and Medical Director, Transfusion Medicine Service at Stanford Medical Center to its Board of Directors.

•	Cash, cash equivalents, and short-term investments were $107.0 million at June 30, 2022.

“Our second quarter 2022 results continued our multi-year trend of strong top-line growth, once again led by sales of INTERCEPT Platelets in the United States,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “Despite the significant macroeconomic issues challenging various aspects of the global economy, our business has remained resilient as we support blood centers around the world in providing pathogen reduced blood components to patients.”

“We are confident that the growth opportunities we have visibility into will be enough to offset the expected persistence of foreign exchange headwinds and therefore we are pleased today to reiterate our product revenue guidance of $160-165 million for the full year, driven by strong underlying demand for our products,” Greenman continued. “Additionally, in light of our continued financial discipline, we believe the Company is well positioned and securely capitalized as we continue to make progress towards our goal of achieving cashflow breakeven.”

Revenue

Product revenue during the second quarter of 2022 was $41.0 million, compared to $31.5 million during the prior year period. The year-over-year growth in product revenue during the quarter of 30% comes despite average EUR:USD rates coming down by more than 10% year-to-date. The reported revenue growth was led by continued strong demand for our platelet products in North America.

Second quarter 2022 government contract revenue was $6.6 million, compared to $6.3 million during the prior year period. Reported government contract revenue is comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells and sponsored efforts related to the development of next-generation pathogen reduction technology for whole blood.

Product Gross Profit & Margin

Product gross profit for the second quarter of 2022 was $21.3 million, increasing by $5.1 million over the prior year period. Product gross margin for the second quarter of 2022 was 51.9% compared to 51.3% for the second quarter of 2021, and is roughly flat compared to the first quarter of 2022.

Operating Expenses

Total operating expenses for the second quarter of 2022 were $34.7 million compared to $36.8 million for the same period of the prior year. With a core focus on disciplined financial management to improve the overall financial profile of the business, the Company continued to demonstrate operating leverage in support of its goal of achieving cashflow breakeven in the near-term.

Selling, general and administrative (SG&A) expenses for the second quarter of 2022 totaled $19.5 million, compared to $19.8 million for the second quarter of 2021, demonstrating continued leverage of the Company’s expense structure as product sales continue to ramp.

R&D expenses for the second quarter of 2022 were $15.2 million, compared to $17.1 million for the second quarter of 2021. In the second quarter, the Company’s R&D expenses declined $1.9 million on a year-over-year basis related to the timing of new product development activities.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the second quarter of 2022 was $8.4 million, or $0.05 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $15.4 million, or $0.09 per basic and diluted share, for the second quarter of 2021.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for the second quarter of 2022 was negative $2.4 million, compared to non-GAAP Adjusted EBITDA of negative $8.2 million, for the second quarter of 2021. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Use

At June 30, 2022, the Company had cash, cash equivalents and short-term investments of $107.0 million, compared to $108.6 million at March 31, 2022.

As of June 30, 2022, the Company carried $55.0 million of notes due and a balance on its revolving line of credit of $14.9 million. The Company continues to have access to $5 million under its revolving line of credit.

For the second quarter, net cash used in operating activities totaled $0.3 million as compared to $8.7 million during the prior year period. For the first six months of 2022, net cash used in operating activities totaled $21.8 million as compared to $26.1 million during the prior year period. In both instances, increased product sales and their gross profit contribution, coupled with strong working capital management drove the improvements versus the prior year period.

Reiterating 2022 Product Revenue Guidance

The Company expects full-year 2022 product revenue will be in the range of $160-165 million, representing strong growth of approximately 22%-26% compared to full-year 2021 product revenue of $130.9 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through August 19, 2022.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2022 annual product revenue guidance, including Cerus’ expectation of organic revenue growth globally for the full year; Cerus’ goal of achieving cashflow breakeven in the near-term;; Cerus’ continuing access to $5 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2022 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results, such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in    interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) Cerus may be unable to complete enrollment in its ReCePI and RedeS studies in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including its INTERCEPT Red Blood Cell Program, and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, efficient, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

Cerus has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including adjusted EBITDA. We define adjusted EBITDA as net income (loss) attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net income (loss) attributable to noncontrolling interest, (ii) provision for (benefit from) income taxes, (iii) foreign exchange (loss)/gain, (iv) interest expense, (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, and (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Contact:

Matt Notarianni – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2022 vs. 2021	2022 vs. 2021
Platelet Kit Growth
U.S.	68%	98%
International	17%	20%
Worldwide	48%	65%
Change in Calculated Number of Treatable Platelet Doses*
U.S.	65%	94%
International	22%	25%
Worldwide	46%	61%

*	Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2022	2021	$	%	2022	2021	$	%
North America	$25,579	$14,647	$10,932	75%	$47,777	$24,311	$23,466	97%
Europe, Middle East and Africa	14,898	16,231	(1,333)	-8%	29,700	29,508	192	1%
Other	522	606	(84)	-14%	966	1,044	(78)	-7%

Total product revenue	$40,999	$31,484	$9,515	30%	$78,443	$54,863	$23,580	43%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Product revenue	$40,999	$31,484	$78,443	$54,863
Cost of product revenue	19,718	15,323	37,794	26,418

Gross profit on product revenue	21,281	16,161	40,649	28,445

Government contract revenue	6,632	6,279	12,208	12,466

Operating expenses:
Research and development	15,216	17,083	29,273	32,831
Selling, general and administrative	19,532	19,758	40,267	38,928

Total operating expenses	34,748	36,841	69,540	71,759

Loss from operations	(6,835)	(14,401)	(16,683)	(30,848)
Total non-operating expense, net	(1,482)	(883)	(3,842)	(1,795)

Loss before income taxes	(8,317)	(15,284)	(20,525)	(32,643)
Provision for income taxes	78	77	154	175

Net loss	(8,395)	(15,361)	(20,679)	(32,818)

Net loss attributable to noncontrolling interest	(6)	—	(6)	—

Net loss attributable to Cerus Corporation	$(8,389)	$(15,361)	$(20,673)	$(32,818)

Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.05)	$(0.09)	$(0.12)	$(0.19)
Weighted average shares outstanding:
Basic and diluted	176,944	171,240	175,718	170,039

CERUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,309	$48,759
Short-term investments	74,738	80,600
Accounts receivable	26,837	25,129
Inventories	27,758	26,793
Prepaid and other current assets	3,030	5,821

Total current assets	164,672	187,102
Non-current assets:
Property and equipment, net	11,201	12,208
Operating lease right-of-use assets	13,259	12,971
Goodwill	1,316	1,316
Restricted cash and other assets	26,008	23,902

Total assets	$216,456	$237,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$47,630	$61,281
Debt – current	28,680	14,697
Operating lease liabilities – current	1,994	1,905
Deferred product revenue – current	975	673

Total current liabilities	79,279	78,556
Non-current liabilities:
Debt – non-current	41,065	54,724
Operating lease liabilities – non-current	16,221	16,260
Other non-current liabilities	3,130	2,342

Total liabilities	139,695	151,882

Stockholders’ equity:	75,769	84,619

Noncontrolling interest	992	998

Total liabilities and stockholders’ equity	$216,456	$237,499

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss attributable to Cerus Corporation	$(8,389)	$(15,361)	$(20,673)	$(32,818)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	(6)	—	(6)	—
Provision for income taxes	78	77	154	175
Total non-operating expense, net	1,482	883	3,842	1,795

Loss from operations	(6,835)	(14,401)	(16,683)	(30,848)

Adjustments to loss from operations:
Operating depreciation and amortization	1,017	983	2,096	1,942
Government contract revenue (i)	(6,632)	(6,280)	(12,208)	(12,467)
Direct expenses attributable to government contracts (ii)	5,017	5,682	9,275	10,583
Share-based compensation (iii)	5,007	5,808	11,433	11,141
Impairment	—	—	—	(62)
Costs attributable to noncontrolling interest (iv)	12	—	12	—

Non-GAAP adjusted EBITDA	$(2,414)	$(8,208)	$(6,075)	$(19,711)

i.	Represents revenue related to the cost reimbursement provisions under our government contracts.
ii.

Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iii.	Represents non-cash stock-based compensation.
iv.	Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.